EXHIBIT 99.1

PEDEVCO Announces Q3 2025 Financial Results and Operations Update

HOUSTON, TX / ACCESSWIRE / November 17, 2025 / PEDEVCO Corp. (NYSE American: PED) ("PEDEVCO" or the "Company"), an energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States, with a focus on the Rocky Mountain region, announced its financial results for the three months ended September 30, 2025 and provided an operations update, which financial results do not reflect the effect of the Company’s October 31, 2025 transformative merger with certain portfolio companies controlled by Juniper Capital Advisors, L.P., as announced by the Company on November 3, 2025.

Key Financial and Operational Highlights Include:

•	Produced an average of 1,471 barrels of oil equivalent per day ("BOEPD") (84% liquids) in the three months ended September 30, 2025 (“Q3 2025”), decreasing 13% from 1,698 BOEPD produced in Q3 2024.
•	Q3 2025 revenue of $7.0 million, decreasing $2.1 million from Q3 2024.
•	Operating loss of $834 thousand, decreasing $3.7 million from Q3 2024.
•	Operating expenses (inclusive of general and administrative expenses, depreciation, depletion and amortization expenses and lease operating expenses) of $7.8 million, increasing 12% from Q3 2024.
•

Net loss of $325 thousand, or $0.00 net loss per basic and diluted common share outstanding, compared to $2.9 million net income, or $0.03 income per basic and diluted common share outstanding in Q3 2024.

•	Adjusted EBITDA, a non-GAAP financial measure (discussed in greater detail below), of $4.3 million, compared to $5.7 million in Q3 2024.
•	Cash and cash equivalents (including $2.75 million in restricted cash) of $13.7 million as of September 30, 2025, and zero debt.

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•	Participated in the drilling of eight 2.5 mile lateral non-operated wells located in the D-J Basin with a ~7.5% working interest, that have come online with first production in Q4 2025.
•

Participated in the drilling of three 2.5 mile lateral and one 3 mile U-shaped lateral non-operated wells located in the D-J Basin with a ~46% working interest, with first production anticipated in mid-Q4 2025.

•

Participated in the drilling of six 1.5 mile lateral non-operated wells located in the D-J Basin with a ~5% working interest, with completions by the operator scheduled for late Q4 2025 and production anticipated in early 2026.

•

Participated in the drilling of a pad with one 3 mile lateral (~14% working interest) and three 2 mile lateral (~19% working interest) non-operated wells located in the D-J Basin with completions taking place in Q4 2025 and production expected early 2026.

•

Acquired one 1.5 mile lateral and one 2.5 mile lateral D-J Basin Codell wells, each with a 94% working interest and brought online in early November 2025, operated by our recently acquired operating subsidiary.

•	Four operated horizontal San Andres wells with a 50% working interest completed in the Chaveroo Field earlier this year continue to produce to expectation.

J. Douglas Schick, President and Chief Executive Officer of the Company, stated, "While Q3 was a challenging quarter given commodity price pressure and the fact that the majority of our 2025 development plan comes online in the back end of the year, we are very excited about the Company’s future given the significant number of wells coming online in Q4 2025 and early 2026, and the significantly increased scale, production and development opportunities the Company expects to realize as a direct result of our recently announced merger with certain portfolio companies formerly controlled by Juniper Capital that closed on October 31, 2025.  Now with an expansive acreage position in the Rockies, over 6,500 BOEPD of current production, and significant flush production expected to come online in Q4 2025 and early 2026, we believe that PEDEVCO is well-positioned to become the leading pure play public oil and gas company focused on the Rockies region.  In the coming months, we will focus on integrating the recently acquired operations and achieving economies of scale in the Rockies, while continuing to focus on organic growth and seeking accretive M&A opportunities.”

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Financial Summary:

We reported a net loss for the three-month period ended September 30, 2025, of $0.3 million, or ($0.00) per common share, compared to net income for the three-month period ended September 30, 2024 of $2.9 million or $0.03 per share. The decrease in net income of $3.2 million, when comparing the current period to the prior year’s period, was primarily due to a decrease of revenues of $2.1 million coupled with a $0.8 million increase in total operating expense (which includes an impairment of oil and gas properties of $0.2 million and an increase in DD&A expense of $1 million),  and a $0.7 million gain in sale of oil and gas properties in the prior period offset with $0.2 million increased in other income (each discussed in more detail below) and an income tax benefit of $0.2 million.

We reported operating expenses in Q3 2025 of $7.8 million, which was approximately $1.0 million higher than we reported in Q3 2024. The increase was primarily due to a $1.0 million increase in depreciation, depletion, amortization, and accretion expenses associated with additional capital spending related to lift conversions on five operated wells in our Permian Basin Asset and additional accretion expenses from our increased ARO liability from our compliance order with the New Mexico OCD, offset by a $0.5 million decrease in direct and variable lease operating expenses.

Adjusted EBITDA, a non-GAAP financial measure (discussed in greater detail below), decreased 24% to $4.3 million in Q3 2025, compared to $5.7 million in Q3 2024.

Cash and cash equivalents were $13.7 million as of September 30, 2025 (including $2.75 million in restricted cash), compared with $6.6 million as of December 31, 2024 (including $2.6 million in restricted cash), which increase was due largely to decreased cash outlay during the period.

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Production, Prices and Revenues:

Production for Q3 2025 was 135,266 barrels of oil equivalent ("Boe"), comprised of 96,864 barrels of oil, 128,369 million cubic feet ("Mcf") of natural gas, and 17,007 Boe of natural gas liquids ("NGLs"). Liquids production comprised 84% of total production in the quarter.

Our average realized crude oil sales price in Q3 2025 was $63.76 per barrel, average realized natural gas price was $2.94 per Mcf, and average realized NGL sales price was $24.00 per barrel. Our combined average realized sales price for the quarter was $51.46 per Boe, which was a decrease of 11% compared with $57.97per Boe in Q3 2024.

Total crude oil, natural gas and NGL revenues for the three-month period ended September 30, 2025, decreased $2.1 million, or 23%, to $7.0 million, compared to $9.1 million for the same period a year ago, due to an unfavorable price variance of $1.1 million, due to the average sales price for crude oil and NGL realized by the Company decreasing compared to the three-month period ended September 30, 2024, coupled with an unfavorable volume variance of $1.0 million.

Production volume decreased mainly due to the sale of 17 operated wells in the D-J Basin in April 2025, and natural declines from both our third-party D-J Basin wells and our Permian Basin wells as no new development came online in Q3 2025.

Lease Operating Expenses ("LOE"):

Total LOE for Q3 2025 was $2.1 million compared to total LOE for Q3 2024 of $2.6 million.  The decrease of $0.5 million was primarily due to lower direct and variable lease operating expenses associated with the lower crude oil, natural gas and NGL volumes resulting from the production volume declines noted above.

Depreciation, Depletion, Amortization and Accretion ("DD&A"):

The $1.0 million increase was primarily the result of additional capital spending related to lift conversions on five operated wells in our Permian Basin Asset and additional accretion expenses from our increased ARO liability from our compliance order with the New Mexico OCD.

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Impairment of Oil and Gas Properties:

The Company recorded an impairment of oil and gas properties of $0.2 million related to undeveloped leases representing 187 net acres in the D-J Basin that it allowed to expire or currently have no plans to drill prior to expiration, in the current period. There was no impairment in the prior period.

General and Administrative Expenses ("G&A"):

The $0.1 million increase was primarily the result of additional payroll, audit fees and software licensing fees.

Share-based compensation, which is included in general and administrative expenses in the Statements of Operations, increased nominally due to the award of certain employee restricted stock and stock-based options. Share-based compensation is utilized for the purpose of conserving cash resources for use in field development activities and operations.

Interest Income and Other Income:

We earned $69,000 in interest, including interest earned from our interest-bearing cash accounts and interest on our note receivable (in the prior period), which nominally decreased due to additional cash usage for our operations and no interest on the note receivable, which has been fully written-off. Other income in the current period is related to revenue and tax adjustments from a prior period from a third-party operating partner.

Working Capital and Liquidity:

At September 30, 2025, the Company’s total current assets of $16.1 million exceeded its total current liabilities of $14.6 million, resulting in a working capital surplus of $1.5 million, while at December 31, 2024, the Company’s total current assets of $13.2 million exceeded its total current liabilities of $6.9 million, resulting in a working capital surplus of $6.3 million. The $4.8 million decrease in our working capital surplus is primarily related to an increase in payables and expenses related to our current capital drilling program, when comparing the current period to the prior period (described above).

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Operations Update:

During the quarter, the Company participated in (i) eight 2.5 mile lateral non-operated wells located in the D-J Basin with a ~7.5% working interest, with production coming online in Q4 2025, (ii) three 2.5 mile lateral and one 3 mile U-shaped lateral non-operated wells located in the D-J Basin with a ~46% working interest, with production expected to come online in mid-Q4 2025, (iii) six 1.5 mile lateral non-operated wells planned to be completed in late Q4 2025 in the D-J Basin with a ~5% working interest, with production expected in early 2026, (iv) one well pad that contains one 3 mile lateral non-operated well with a 14% working interest and three 2 miles lateral non-operated wells with 19% working interest, and (v) one 1.5 mile lateral and one 2.5 mile lateral wells located in the northern D-J Basin with a 94% working interest, with production coming online in early November, which wells were drilled and completed by our new northern D-J Basin operating subsidiary that we acquired effective October 31, 2025 as discussed below.

The Company received first production in mid-Q2 from four new horizontal San Andres wells the Company drilled and completed in its Chaveroo Field in the Permian Basin in Q1 2025 and early Q2 2025. The production results continue to meet expectations.  The Company also performed lift conversions in the field that are expected to reduce future operating costs and improve production performance.

On October 31, 2025, the Company announced a transformative merger with certain portfolio companies (the “Portfolio Companies”) controlled by Juniper Capital Advisors, L.P. (together with affiliates, “Juniper”), which own substantial oil-weighted producing assets and significant leasehold interests with future drilling inventory located in the Northern DJ and Powder River Basins (the “Transaction”).  The Transaction adds substantial, oil-weighted, production and a large acreage position across the Northern DJ Basin and Powder River Basin, together with the Company’s existing D-J Basin production and acreage, transforming the Company into a premier publicly-traded Rockies-focused operator with over 6,500 BOEPD of current production, which is over 88% oil and liquids, and over 320,000 net acres.

More information regarding our operating results for the three months ended September 30, 2025, including our full financial statements and footnotes, can be found in our Quarterly Report on Form 10-Q which was filed November 14, 2025 with the Securities and Exchange Commission and is available at www.sec.gov.  More information regarding the Transaction with Juniper can be found in our Current Report on Form 8-K which was filed November 3, 2025 with the Securities and Exchange Commission and is available at www.sec.gov.

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About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States, with a focus on the Rocky Mountain region. The Company's principal assets are its Rockies Asset located in the D-J Basin of southeastern Wyoming and the Wattenberg Extension in Weld County Colorado and the Powder River Basin of Wyoming, and its Permian Basin Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico. PEDEVCO is headquartered in Houston, Texas.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA which are presented as supplemental measures of the Company's performance. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before share-based compensation expense, impairment of oil and gas properties, gain on sale of oil and gas properties, gain on sale of fixed assets, and note receivable – credit loss. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than PEDEVCO Corp. does, limiting its usefulness as a comparative measure. You should not consider EBITDA and Adjusted EBITDA in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income (Loss) attributable to PEDEVCO Corp., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA", included at the end of this release.

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Cautionary Statement Regarding Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of PEDEVCO's future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. The forward-looking statements include projections and estimates of the Company's corporate strategies, future operations, development plans and programs, including the costs thereof, drilling locations, estimated oil, natural gas and natural gas liquids production, price realizations, projected operating, general and administrative and other costs, projected capital expenditures, efficiency and cost reduction initiative outcomes, statements regarding future production, costs and cash flows, liquidity and our capital structure, PEDEVCO’s ability to integrate the Juniper assets, operations, and personnel into PEDEVCO’s business following the closing of the Transaction, PEDEVCO’s ability to service the debt assumed in the Transaction, the expected benefits of the Transaction, dilution caused by the conversion of the Convertible Preferred Shares, certain board appointment rights provided in the Transaction, potential lawsuits regarding the Transaction, potential adverse reactions or changes to business relationships resulting from the completion of the Transaction; and uncertainty as to the long-term value of the common stock of the Company following the closing of the Transaction. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changing economic, regulatory and political environments in the markets in which the Company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; actions of competitors or regulators; the potential disruption or interruption of the Company's operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company's control; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all, the availability of such funding and the costs thereof; risks related to the limited control over activities on properties we do not operate and the speculative nature of oil and gas operations in general; risks associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock, dependence upon present management, the fact that Juniper Capital Advisors, L.P. and its affiliates, and Dr. Simon G. Kukes, beneficially own a significant portion of our common stock; our ability to maintain the listing of our common stock on the NYSE American; pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; inflationary risks and recent increased interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; risks related to military conflicts in oil producing countries; changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; the amount and timing of future development costs; the availability and demand for alternative energy sources; regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" sections of its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K/A for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. These reports are available at www.sec.gov . The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO's future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. PEDEVCO cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The internal projections, expectations, or beliefs underlying our 2025 capital budget are subject to change in light of numerous factors, including, but not limited to, the prevailing prices of oil and gas, actions taken by businesses and governments, ongoing results, prevailing economic circumstances, commodity prices, and industry conditions and regulations.

Important Additional Information Regarding the Transactions Will Be Filed With the SEC

In connection with the Transaction described above and the related $35 million private placement of preferred stock of PEDEVCO (the ”Equity Raise,” and together with the Transaction, collectively, the “Transactions”), PEDEVCO will file an Information Statement with the Securities and Exchange Commission (SEC). The definitive Information Statement will be sent to the shareholders of PEDEVCO. PEDEVCO may also file other documents with the SEC regarding the Transactions. INVESTORS AND SECURITY HOLDERS OF PEDEVCO ARE ADVISED TO CAREFULLY READ THE INFORMATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS, THE PARTIES TO THE TRANSACTIONS AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Investors and security holders may obtain a free copy of the Information Statement (when available) and other relevant documents filed by PEDEVCO with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Information Statement and other relevant documents (when available) by (1) directing your written request to: 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079 or (2) contacting our Investor Relations department by telephone at (713) 221-1768. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.pedevco.com .

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PEDEVCO CORP.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

Assets	September 30, 2025 (Unaudited)	December 31, 2024
Current assets:
Cash and cash equivalents	$10,922	$4,010
Note receivable, current	-	293
Accounts receivable – oil and gas	5,002	7,995
Prepaid expenses and other current assets	229	917
Total current assets	16,153	13,215

Oil and gas properties:
Oil and gas properties, subject to amortization, net	93,431	95,070
Oil and gas properties, not subject to amortization, net	14,400	8,442
Total oil and gas properties, net	107,831	103,512

Note receivable	-	933
Operating lease – right-of-use asset	256	224
Deferred income taxes	7,833	7,255
Other assets	3,815	3,210
Total assets	$135,888	$128,349

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,295	$2,625
Accrued expenses	1,339	2,255
Revenue payable	2,208	1,266
Operating lease liabilities – current	178	99
Asset retirement obligations – current	616	663
Total current liabilities	14,636	6,908

Long-term liabilities:
Operating lease liabilities, net of current portion	79	129
Asset retirement obligations, net of current portion	5,805	5,708
Total liabilities	20,520	12,745

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized; 92,519,352 and 89,495,267 shares issued and outstanding, respectively	93	89
Additional paid-in capital	228,634	227,013
Accumulated deficit	(113,359)	(111,498)
Total shareholders’ equity	115,368	115,604
Total liabilities and shareholders’ equity	$135,888	$128,349

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PEDEVCO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Oil and gas sales	$6,961	$9,050	$22,669	$28,977

Operating expenses:
Lease operating costs	2,095	2,556	8,305	8,635
Selling, general and administrative expense	1,525	1,343	4,815	4,221
Impairment of oil and gas properties	165	-	907	-
Depreciation, depletion, amortization and accretion	4,010	3,055	11,213	10,782
Total operating expenses	7,795	6,954	25,240	23,638

Gain on sale of oil and gas properties	-	735	1,021	735
Note receivable – credit loss	-	-	(1,378)	-

Operating income (loss)	(834)	2,831	(2,928)	6,074

Other income (expense), net:
Interest income	69	84	196	326
Interest expense	(102)	-	(102)	-
Gain on sale of fixed asset	-	-	-	12
Other income (expense)	378	-	395	(43)
Total other income	345	84	489	295
Income (loss) before income taxes	(489)	2,915	(2,439)	6,369
Income tax benefit	164	-	578	-

Net (loss) income	$(325)	$2,915	$(1,861)	$6,369

Earnings (loss) per common share:
Basic	$(0.00)	$0.03	$(0.02)	$0.07
Diluted	$(0.00)	$0.03	$(0.02)	$0.07

Weighted average number of common shares outstanding:
Basic	92,161,635	89,428,310	91,482,504	89,147,092
Diluted	92,161,635	89,428,310	91,482,504	89,147,092

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PEDEVCO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net (loss) income	$(1,861)	$6,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	11,213	10,782
Impairment of oil and gas properties	907	-
Note receivable – credit loss	1,378	-
Amortization of right-of-use asset	122	83
Amortization of deferred financing costs	102	-
Share-based compensation expense	1,486	1,401
Disposition of escrow cash account	-	50
Deferred income taxes	(578)	-
Gain on sale of oil and gas properties, net	(1,021)	(735)
Gain on disposal of fixed asset	-	(12)
Changes in operating assets and liabilities:
Accounts receivable – oil and gas	2,882	467
Note receivable accrued interest	(41)	(78)
Prepaid expenses and other assets	(62)	(543)
Accounts payable	7,271	(1,088)
Accrued expenses	(9,835)	(6,041)
Revenue payable	942	(2,108)
Net cash provided by operating activities	12,905	8,547

Cash Flows From Investing Activities:
Cash paid for drilling and completion costs	(8,905)	(23,134)
Cash received for sale of oil and gas properties	2,923	1,115
Cash received for sale of vehicle	-	12
Cash paid for vehicle	-	(91)
Net cash used in investing activities	(5,982)	(22,098)

Cash Flows From Financing Activities:
Proceeds from issuance of shares, net of offering costs	139	-
Net cash provided by investing activities	139	-

Net increase (decrease) in cash and restricted cash	7,062	(13,551)
Cash and restricted cash at beginning of period	6,607	20,715
Cash and restricted cash at end of period	$13,669	$7,164

Supplemental Disclosure of Cash Flow Information
Noncash investing and financing activities:
Change in accrued oil and gas development costs	$(8,843)	$5,009
Changes in estimates of asset retirement costs, net	$476	$56
Issuance of restricted common stock	$4	$2

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Reconciliation of Net (Loss) Income attributable to PEDEVCO Corp., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net (loss) income	$(325)	$2,915	$(1,861)	$6,369
Add (deduct)
Interest expense	102	-	102	-
Income tax benefit	(164)	-	(578)	-
Depreciation, depletion, amortization and accretion	4,010	3,055	11,213	10,782
EBITDA	3,623	5,970	8,876	17,151
Add (deduct)
Share-based compensation	537	464	1,486	1,401
Impairment of oil and gas properties	165	-	907	-
Gain on sale of oil and gas properties	-	(735)	(1,021)	(735)
Gain on sale of fixed asset	-	-	-	(12)
Note receivable – credit loss	-	-	1,378	-
Adjusted EBITDA	$4,325	$5,699	$11,626	$17,805

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also "Use of Non-GAAP Financial Information", above.

CONTACT:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com

SOURCE: PEDEVCO Corp.

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